UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 17, 2007
STINGER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-51822 (Commission File Number)	30-0296398 (IRS Employer Identification No.)
2701 North Rocky Point Drive, Suite 1130
Tampa, Florida 33607
(Address of principal executive offices, including zip code)
(813) 281-1061
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 17, 2007, David J. Meador’s employment as the Chief Financial Officer of Stinger Systems, Inc. (the “Company”) was terminated. Brian Gannon, the Company’s controller, will be acting principal financial officer and principal accounting officer while the Company conducts a search for a permanent CFO.
Mr. Gannon is the controller for the Company and has been controller since August 2007. He has been employed in the Company’s finance group since April 2006. From 2005 to 2006, Mr. Gannon was a staff accountant at Granite Services, Inc., a subsidiary General Electric. From 2003 to 2005, Mr. Gannon served as an accountant for Outback Steakhouse, Inc. While at Outback, Mr. Gannon had complete accounting responsibility for multiple restaurants within the United States. Mr. Gannon is a Certified Public Accountant (CPA) and he holds a Bachelor’s degree in Accounting from the University of South Florida.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STINGER SYSTEMS, INC.
/s/ Robert F. Gruder
Robert F. Gruder
Chief Executive Officer

Date: August 22, 2007

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